ADDENDUM TO MANAGEMENT AGREEMENT

     This Addendum, dated as of December 31, 2002, supplements the Management Agreement, dated as of November 16, 1998, as amended pursuant to Addendum to Management Agreement, dated as of December 1, 2000, June 18, 2001 and March 6, 2002 (the "Agreement"), by and between American Century Variable Portfolios, Inc., ("ACVP") and American Century Investment Management, Inc. ("ACIM").

     IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

     1. ACIM shall manage the following series (the "New Series") of shares to be issued by ACVP, and for such management shall receive the Applicable Fee set forth below:
                  Name of Series            Class             Applicable Fee

         VP Large Company Value Fund        Class I                0.90%
                                            Class II               0.80%

     2.  ACIM  shall  manage  the New  Series in  accordance  with the terms and
conditions   specified   in  the   Agreement   for   its   existing   management
responsibilities.

     IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                              AMERICAN CENTURY
                                                     VARIABLE PORTFOLIOS, INC.


__________________________          ____________________________________
Charles A. Etherington                      David C. Tucker
Vice President                              Senior Vice President

Attest:                                              AMERICAN CENTURY INVESTMENT
                                                     MANAGEMENT, INC.


__________________________          ______________________________
Charles A. Etherington                      David C. Tucker
Assistant Secretary                         Senior Vice President